Exhibit 99.1

Vapor Corp. Announces Exchange Offer For Units Issued In July 2015

DANIA BEACH, Fla., December 11, 2015 /PRNewswire/ — Vapor Corp. (NASDAQ CM: VPCO & VPCOU) (“Vapor”), a leading U.S.-based distributor and retailer of vaporizers, e-liquids, e-cigarettes and e-hookahs, announced today that it is commencing an offer to issue shares of its common stock (the “Exchange Shares”) and warrants (the “Exchange Warrants”) in exchange for the outstanding Units sold in the July 2015 offering (NASDAQ: VPCOU). In exchange for each Unit, a holder of a Unit will receive 128 shares of Vapor common stock and an Exchange Warrant to acquire 64 shares of Vapor common stock. The Exchange Offer is conditioned on at least 90% of the Units being tendered and not withdrawn.

“We believe that the Exchange Offer is mutually beneficial for the Unit holders, Vapor Corp. and our shareholders,” said Jeffrey Holman, Chief Executive Officer of Vapor. “This exchange offer provides an opportunity for Vapor to (1) preserve its working capital through the elimination of the potential cash payments related to the Series A warrants included in the Units and (2) avoid uncertainty regarding the Company’s capital structure due to potential volatility in the market price of Vapor common stock resulting from the Series A warrants. Under the Exchange Offer, we would eliminate significant payment obligations to the Unit holders and give the Unit holders the opportunity to receive additional common stock of the Company.”

The Exchange Warrants will: (1) be exercisable at an exercise price per share equal to 120% of the closing market price of Vapor’s common stock on the expiration date of the Exchange Offer; and (2) be exercisable for a period of five years.  The terms of the Exchange Warrants will be similar to the Series A warrants included in the Units, except for the elimination of a “cashless exercise” feature based on a Black Scholes valuation model. The Exchange Warrants will become exercisable following approval of the Vapor stockholders (including those stockholders participating in the Exchange Offer) of an increase in the authorized common stock of Vapor to allow full exercise of all the Exchange Warrants. Vapor will seek this stockholder approval promptly following the closing of the Exchange Offer. After the exercise period commences, Vapor is obligated to register the shares of common stock to be received upon exercise of the Exchange Warrants.

Vapor has filed with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 to register the Exchange Shares and Exchange Warrants. The registration statement on Form S-4 is available on the SEC’s EDGAR system. The registration statement has not yet been declared effective and the information contained in the filing is subject to change.

All registered holders of outstanding Units as of the date of the commencement of the Exchange Offer may participate in the Exchange Offer. The Exchange Offer will expire on the Expiration Date at 5:00 p.m., New York City time, on January 13, 2016 unless the Exchange Offer is extended at Vapor’s sole discretion. Tenders of the Units must be made prior to the expiration of the Exchange Offer and may be withdrawn at any time prior to the expiration of the Exchange Offer. In addition to being subject to certain customary conditions, the closing of the Exchange Offer is conditioned upon effectiveness with the SEC of Vapor’s registration statement on Form S-4 registering the Exchange Shares and Exchange Warrants. Requests for assistance in connection with the tender of the Units pursuant to the Exchange Offer may be directed to the Exchange Agent for the Exchange Offer, Okapi Partners, LLC, 1212 Avenue of the Americas, New York, New York 10036; phone: (212) 297-0720 or (877) 629-6355.

Each Unit consists of (1) 1/4th of a share of the Company’s Series A convertible preferred stock (convertible into 10 shares of common stock) and (2) 20 Series A warrants (each Series A Warrant is exercisable into one share of common stock). The Units will automatically separate into the Series A preferred stock and Series A warrants on January 23, 2016, provided that the Units will separate earlier if at any time prior to January 23, 2016, the closing price of Vapor’s common stock is greater than $2.48 per share for 10 consecutive trading days, the Units are delisted, or the Series A warrants are exercised for cash (solely with respect to the Units that included the exercised Series A warrants). The Units began trading on The NASDAQ Capital Market under the ticker symbol “VPCOU” on July 30, 2015.

None of Vapor, its board of directors, officers or employees makes any recommendations to Unit holders as to whether to tender or refrain from tendering their Units pursuant to the Exchange Offer. Unit holders must decide how many Units they will tender, if any.

Important Notice

This press release is for informational purposes only and is neither an offer to exchange nor a solicitation of an offer to exchange any of the company’s securities. The offer to exchange will be made only pursuant to the Exchange Offer, the Letter of Transmittal and other materials that are being mailed shortly to holders of the Units eligible to be exchanged in the Exchange Offer and have been filed with the Securities and Exchange Commission.  Holders of securities eligible to be exchanged in the Exchange Offer should read those materials and the documents incorporated therein by reference carefully because they will contain important information, including the various terms of, and conditions to, the Exchange Offer.  The Company has filed a Tender Offer Statement on Schedule TO with the Securities and Exchange Commission, which includes an Offer Letter, the related election to participate and other materials, and is available at no charge at the Securities and Exchange Commission’s website at www.sec.gov, or from the Company at 3001 Griffin Road, Dania Beach, Florida 33312, telephone (888) 766-5351.  Holders of securities eligible to be exchanged in the offer are urged to read those materials carefully prior to making any decisions with respect to the Exchange Offer.

About Vapor Corp.

Vapor Corp., a Nasdaq company, is a U.S. based distributor and retailer of vaporizers, e-liquids and electronic cigarettes. It recently acquired the retail store chain “The Vape Store” as part of a merger with Vaporin, Inc. The Company’s innovative technology enables users to inhale nicotine vapor without smoke, tar, ash or carbon monoxide. Vapor Corp. has a streamlined supply chain, marketing strategies and wide distribution capabilities to deliver its products. The Company’s brands include VaporX®, Krave®, Hookah Stix® and Vaporin™ and are distributed to retail stores throughout the U.S. and Canada. The Company sells direct to consumer via e-commerce and Company-owned brick-and-mortar retail locations operating under “The Vape Store” brand.

Safe Harbor Statement

Safe Harbor Statements under the Private Securities Litigation Reform Act of 1995: The Material contained in this press release may include statements that are not historical facts and are considered “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Vapor Corp.’s current views about future events, financial performances, and project development. These statements are identified by the use of terms and phrases such as “will,” “believe,” “expect,” “plan,” “anticipate,” and similar expressions identifying forward-looking statements. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from Vapor’s expectations. These risk factors include, but are not limited to, the risks and uncertainties identified by Vapor Corp. under the headings “Risk Factors” in its latest Annual Report on Form 10-K. These factors are elaborated upon and other factors may be disclosed from time to time in Vapor Corp.’s filings with the Securities and Exchange Commission. Vapor Corp. expressly does not undertake any duty to update forward-looking statements.

SOURCE Vapor Corp.